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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions 'Experts' and 'Selected Combined Financial and Other Operating Data' and to the use of our reports dated February 5, 1999 (except Notes 1, 2 and 3 as to which the date is May 10, 1999), in Amendment No. 7 to the Registration Statement (Form S-1) and related Prospectus of Time Warner Telecom Inc. for the registration of shares of its Class A Common Stock.



                                          /S/ ERNST & YOUNG LLP



Denver, Colorado
May 10, 1999







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